UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2014

LVB ACQUISITION, INC.
BIOMET, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
56 East Bell Drive
Warsaw, Indiana 46582
(Address of Principal Executive Offices, Including Zip Code)
(574) 267-6639
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
The information set forth in Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.
As described in the Quarterly Report on Form 10-Q jointly filed by LVB Acquisition, Inc. and Biomet, Inc. (together, the “Company”) on April 7, 2014 for the fiscal quarter ended February 28, 2014, the Company reclassified instrument depreciation from cost of sales to selling, general and administrative expense.
This Current Report includes supplemental financial statements of the Company to reflect this reclassification on an annual basis for the years ended May 31, 2013, 2012 and 2011 (filed hereunder as Exhibit 99.1 and incorporated herein by reference.)
The reclassifications did not impact net income (loss) or the consolidated balance sheets, the consolidated statements of Shareholders’/Shareholder’s Equity, or the consolidated statements of cash flow.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document

99.1	Consolidated Financial Statements of LVB Acquisition, Inc. and Biomet, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: April 11, 2014

LVB ACQUISITION, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary

BIOMET, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary